Exhibit 99.1

Harmonic Inc.

Historical Condensed Consolidated Statements of Operations (Unaudited)

(in thousands, except per share data)1(1)

	Three Months Ended
	March 28, 2025	June 27, 2025	September 26, 2025	December 31, 2025
Revenue:
Appliance and integration	$71,525	$72,601	$76,179	$82,482
SaaS and service	13,353	14,317	14,313	15,753
Total net revenue	84,878	86,918	90,492	98,235
Cost of revenue:
Appliance and integration	32,434	41,652	42,253	45,790
SaaS and service	5,964	5,480	5,940	6,265
Total cost of revenue	38,398	47,132	48,193	52,055
Total gross profit	46,480	39,786	42,299	46,180
Operating expenses: (2)
Research and development	19,664	17,992	18,701	19,972
Selling, general and administrative	19,780	20,483	18,681	22,440
Asset impairment and related charges	—	1,637	—	—
Restructuring and related charges	—	428	887	—
Total operating expenses	39,444	40,540	38,269	42,412
Income from operations	7,036	(754)	4,030	3,768
Interest expense, net	(1,311)	(1,090)	(1,001)	(397)
Other income (expense), net	(621)	(1,192)	440	(47)
Income (loss) before income taxes	5,104	(3,036)	3,469	3,324
Provision for (benefit from) income taxes	2,735	(2,179)	3,984	3,105
Income (loss) from continuing operations	$2,369	$(857)	$(515)	$219
Income (loss) from discontinued operations, net of tax	3,571	3,728	3,209	(55,034)
Net income (loss)	$5,940	$2,871	$2,694	$(54,815)

Net income (loss) per share:
Basic:
Continuing operations	$0.02	$(0.01)	$(0.00)	$0.00
Discontinued operations	0.03	0.04	0.02	(0.49)
Basic earnings (loss) per share	$0.05	$0.03	$0.02	$(0.49)

Diluted:
Continuing operations	$0.02	$(0.01)	$(0.00)	$0.00
Discontinued operations	0.03	0.04	0.02	(0.49)
Diluted earnings (loss) per share	$0.05	$0.03	$0.02	$(0.49)

Weighted average common shares:
Basic	116,319	113,392	112,982	112,089
Diluted	117,021	113,392	112,982	112,995

(1) Unless otherwise noted, the financial information presented in exhibit 99.1, including the various metrics cited, excludes the Video business and pertains only to our continuing operations.

(2) Includes total stranded costs of $1.6 million, $1.4 million, $1.8 million, and $2.5 million for Q1, Q2, Q3, and Q4, respectively, recorded in research and development and selling, general and administrative expense.

Harmonic Inc.

Historical GAAP to Non-GAAP Reconciliations (Unaudited)

(in thousands, except percentages and per share data)

2

	Three Months Ended March 28, 2025
	Revenue	Gross Profit	Total Operating Expense	Income from Operations	Total Non-operating Expense, net	Income from Continuing Operations
GAAP	$84,878	$46,480	$39,444	$7,036	$(1,932)	$2,369
Stock-based compensation	—	260	(4,757)	5,017	—	5,017
Discrete tax items and tax effect of Non-GAAP adjustments	—	—	—	—	—	611
Total adjustments	—	260	(4,757)	5,017	—	5,628
Non-GAAP	$84,878	$46,740	$34,687	$12,053	$(1,932)	$7,997
As a % of revenue (GAAP)		54.8%	46.5%	8.3%	(2.3)%	2.8%
As a % of revenue (Non-GAAP)		55.1%	40.9%	14.2%	(2.3)%	9.4%
Diluted earnings per share:
GAAP						$0.02
Non-GAAP						$0.07
Shares used in per share calculation:
GAAP and Non-GAAP						117,021

	Three Months Ended June 27, 2025
	Revenue	Gross Profit	Total Operating Expense	Income from Operations	Total Non-operating Expense, net	Income (Loss) from Continuing Operations
GAAP	$86,918	$39,786	$40,540	$(754)	$(2,282)	$(857)
Stock-based compensation	—	358	(5,297)	5,655	—	5,655
Restructuring and related charges	—	—	(428)	428	—	428
Asset impairment and related charges (1)	—	—	(1,637)	1,637	—	1,637
Discrete tax items and tax effect of Non-GAAP adjustments	—	—	—	—	—	(3,163)
Total adjustments	—	358	(7,362)	7,720	—	4,557
Non-GAAP	$86,918	$40,144	$33,178	$6,966	$(2,282)	$3,700
As a % of revenue (GAAP)		45.8%	46.6%	(0.9)%	(2.6)%	(1.0)%
As a % of revenue (Non-GAAP)		46.2%	38.2%	8.0%	(2.6)%	4.3%
Diluted earnings (loss) per share:
GAAP						$(0.01)
Non-GAAP						$0.03
Shares used in per share calculation:
GAAP						113,392
Non-GAAP						113,493

(1) Includes impairment charges of $0.4 million for right-of-use assets, $0.3 million for leasehold improvements and $0.9 million related to the fair value of other unrecoverable facility costs.

Harmonic Inc.

Historical GAAP to Non-GAAP Reconciliations (Unaudited)

(in thousands, except percentages and per share data)

	Three Months Ended September 26, 2025
	Revenue	Gross Profit	Total Operating Expense	Income from Operations	Total Non-operating Expense, net	Income (Loss) from Continuing Operations
GAAP	$90,492	$42,299	$38,269	$4,030	$(561)	$(515)
Stock-based compensation	—	125	(5,032)	5,157	—	5,157
Restructuring and related charges	—	—	(887)	887	—	887
Discrete tax items and tax effect of Non-GAAP adjustments	—	—	—	—	—	1,986
Total adjustments	—	125	(5,919)	6,044	—	8,030
Non-GAAP	$90,492	$42,424	$32,350	$10,074	$(561)	$7,515
As a % of revenue (GAAP)		46.7%	42.3%	4.5%	(0.6)%	(0.6)%
As a % of revenue (Non-GAAP)		46.9%	35.7%	11.1%	(0.6)%	8.3%
Diluted earnings (loss) per share:
GAAP						$(0.00)
Non-GAAP						$0.07
Shares used in per share calculation:
GAAP						112,982
Non-GAAP						113,323

	Three Months Ended December 31, 2025
	Revenue	Gross Profit	Total Operating Expense	Income from Operations	Total Non-operating Expense, net	Income from Continuing Operations
GAAP	$98,235	$46,180	$42,412	$3,768	$(444)	$219
Stock-based compensation	—	218	(5,594)	5,812	—	5,812
Discrete tax items and tax effect of Non-GAAP adjustments	—	—	—	—	—	1,186
Total adjustments	—	218	(5,594)	5,812	—	6,998
Non-GAAP	$98,235	$46,398	$36,818	$9,580	$(444)	$7,217
As a % of revenue (GAAP)		47.0%	43.2%	3.8%	(0.5)%	0.2%
As a % of revenue (Non-GAAP)		47.2%	37.5%	9.8%	(0.5)%	7.3%
Diluted earnings per share:
GAAP						$0.00
Non-GAAP						$0.06
Shares used in per share calculation:
GAAP and Non-GAAP						112,995

Harmonic Inc.

Historical GAAP to Non-GAAP Reconciliations (Unaudited)

(in thousands, except percentages and per share data)

	Three Months Ended
	March 28, 2025
	Continuing Operations	Discontinued Operations	Total Company
Net income - GAAP	$2,369	$3,571	$5,940
Stock-based compensation	5,017	3,448	8,465
Discrete tax items and tax effect of Non-GAAP adjustments	611	(1,629)	(1,018)
Total adjustments	5,628	1,819	7,447
Net income - Non-GAAP	$7,997	$5,390	$13,387
As a % of revenue (GAAP)	2.8%	7.4%	4.5%
As a % of revenue (Non-GAAP)	9.4%	11.2%	10.1%

Diluted earnings per share:
GAAP	$0.02	$0.03	$0.05
Non-GAAP	$0.07	$0.04	$0.11

Shares used in per share calculation:
GAAP and Non-GAAP	117,021	117,021	117,021

	Three Months Ended
	June 27, 2025
	Continuing Operations	Discontinued Operations	Total Company
Net income (loss) - GAAP	$(857)	$3,728	$2,871
Stock-based compensation	5,655	2,042	7,697
Restructuring and related charges	428	222	650
Non-recurring advisory fees	—	78	78
Asset impairment and related charges	1,637	—	1,637
Discrete tax items and tax effect of Non-GAAP adjustments	(3,163)	530	(2,633)
Total adjustments	4,557	2,872	7,429
Net income - Non-GAAP	$3,700	$6,600	$10,300
As a % of revenue (GAAP)	(1.0)%	7.3%	2.1%
As a % of revenue (Non-GAAP)	4.3%	12.9%	7.5%

Diluted earnings (loss) per share:
GAAP	$(0.01)	$0.04	$0.03
Non-GAAP	$0.03	$0.06	$0.09

Shares used in per share calculation:
GAAP	113,392	113,392	113,392
Non-GAAP	113,493	113,493	113,493

Harmonic Inc.

Historical GAAP to Non-GAAP Reconciliations (Unaudited)

(in thousands, except percentages and per share data)

	Three Months Ended
	September 26, 2025
	Continuing Operations	Discontinued Operations	Total Company
Net income (loss) - GAAP	$(515)	$3,209	$2,694
Stock-based compensation	5,157	2,167	7,324
Restructuring and related charges	887	200	1,087
Non-recurring advisory fees	—	749	749
Discrete tax items and tax effect of Non-GAAP adjustments	1,986	307	2,293
Total adjustments	8,030	3,423	11,453
Net income - Non-GAAP	$7,515	$6,632	$14,147
As a % of revenue (GAAP)	(0.6)%	6.2%	2.0%
As a % of revenue (Non-GAAP)	8.3%	12.8%	9.9%

Diluted earnings (loss) per share:
GAAP	$(0.00)	$0.02	$0.02
Non-GAAP	$0.07	$0.05	$0.12

Shares used in per share calculation:
GAAP	112,982	112,982	112,982
Non-GAAP	113,323	113,323	113,323

	Three Months Ended
	December 31, 2025
	Continuing Operations	Discontinued Operations	Total Company
Net income (loss) - GAAP	$219	$(55,034)	$(54,815)
Stock-based compensation	5,812	2,582	8,394
Impairment of goodwill	—	57,521	57,521
Non-recurring advisory fees	—	2,488	2,488
Discrete tax items and tax effect of Non-GAAP adjustments	1,186	1,272	2,458
Total adjustments	6,998	63,863	70,861
Net income - Non-GAAP	$7,217	$8,829	$16,046
As a % of revenue (GAAP)	0.2%	(93.2)%	(34.8)%
As a % of revenue (Non-GAAP)	7.3%	14.9%	10.2%

Diluted earnings (loss) per share:
GAAP	$0.00	$(0.49)	$(0.49)
Non-GAAP	$0.06	$0.08	$0.14

Shares used in per share calculation:
GAAP and Non-GAAP	112,995	112,995	112,995

Notes to Historical GAAP to Non-GAAP Reconciliations

The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or referred to herein as “reported”). However, management believes that certain Non-GAAP financial measures provide management and other users with additional meaningful financial information that should be considered when assessing our ongoing performance. Our management regularly uses our supplemental Non-GAAP financial measures internally to understand, manage and evaluate our business, establish operating budgets, set internal measurement targets and make operating decisions.

These Non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles and may be different from Non-GAAP measures used by other companies. In addition, these Non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The Company believes that Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Harmonic's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Harmonic's results of operations in conjunction with the corresponding GAAP measures.

The Company believes that the presentation of Non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provide useful information to investors and management regarding financial and business trends relating to its financial condition and its historical and projected results of operations. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, the Company’s reported results prepared in accordance with GAAP.

The Non-GAAP measures presented here are: Gross profit, operating expenses, income (loss) from operations, non-operating expenses and net income (loss), and net income (loss) per diluted share. The presentation of Non-GAAP information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP, and is not necessarily comparable to Non-GAAP results published by other companies. A reconciliation of the historical Non-GAAP financial measures to the most directly comparable historical GAAP financial measures is included with the financial statements provided with this exhibit. The Non-GAAP adjustments described below have historically been excluded from our GAAP financial measures.

Our Non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

Stock-based compensation - Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expenses. We believe that management is limited in its ability to project the impact stock-based compensation would have on our operating results. In addition, for comparability purposes, we believe it is useful to provide a Non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of our core business and to facilitate the comparison of our results to the results of our peer companies.

Restructuring and related charges - Harmonic from time to time incurs restructuring charges which primarily consist of employee severance, one-time termination benefits related to the reduction of its workforce, and other costs. These charges are associated with material business shifts. We exclude these items because we do not believe they are reflective of our ongoing long-term business and operating results.

Non-recurring advisory fees - There were non-recurring costs that we excluded from Non-GAAP results relating to professional accounting, tax and legal fees associated with strategic corporate initiatives.

Asset impairment and related charges - We exclude impairment and related charges due to the nature of such expenses being unusual and arising outside the ordinary course of continuing operations. These costs primarily consist of impairments of goodwill, fixed assets, right-of-use assets and related leasehold improvements, and other unrecoverable facility costs due to the intended change in use of certain leased space.

Discrete tax items and tax effect of Non-GAAP adjustments - The income tax effect of Non-GAAP adjustments relates to the tax effect of the adjustments that we incorporate into Non-GAAP financial measures in order to provide a more meaningful measure of Non-GAAP net income. It also includes a non-cash adjustment related to the method change for capitalization of research and development expenses under Section 174 of the Internal Revenue Code, which reduced our foreign-derived intangible income (FDII) tax benefits. This non-recurring adjustment has been excluded from the Company’s non-GAAP tax rate and non-GAAP financial measures, as management believes exclusion of this item provides more meaningful period-to-period comparisons of ongoing operating performance.

Legal Notice Regarding Forward-Looking Statements

This report contains statements that the Company believes to be “forward-looking statements” within the meaning of U.S. federal securities laws that involve substantial risks and uncertainties, including statements regarding the proposed acquisition of the Video Business and the timings of such transaction. All statements other than statements of historical fact included in this report are forward-looking statements. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond the Company’s control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include the possibility that the parties will fail to obtain necessary regulatory approvals or to satisfy any of the other closing conditions to the proposed transaction; failure to realize the expected benefits of the transaction, including expected tax benefits, or expected synergies; difficulties in predicting results of operations of an acquired business; and other risks, uncertainties, assumptions and other factors impacting future results of the Company. Additional information concerning these and other factors is contained in the Company’s filings with the Securities and Exchange Commission, which include its Annual Reports on Form 10-K for the year ended December 31, 2025. All forward-looking statements speak only as of the date of this report. The Company assumes no obligation, and disclaims any obligation, to update information contained in this report. Investors should be aware that the Company may not update such information until the Company’s next quarterly earnings conference call, if at all.

CONTACTS:

Walter Jankovic	David Hanover
Chief Financial Officer	Investor Relations
Harmonic Inc.	Harmonic Inc.
+1.408.490.6152	+1.212.896.1220